AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT


THIS AMENDED AND RESTATED AGREEMENT, entered into as of the 15th day of March, 1999, by and between THE NOTTINGHAM INVESTMENT TRUST II (the "Trust"), a Massachusetts business trust, and BROWN CAPITAL MANAGEMENT, INC., a Maryland corporation (the "Advisor"), registered as an investment advisor under the Investment Advisors Act of 1940, as amended (the "Advisors Act").

WHEREAS,  the  Trust  is  registered  as  a  diversified,   open-end  management
investment company of the series type under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust desires to retain the Advisor to furnish investment advisory and administrative services to each series of the Trust set forth in Exhibit A (each a "Fund," collectively the "Funds"), as amended from time to time, and the Advisor is willing to so furnish such services;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. The Trust hereby appoints the Advisor to act as Investment Advisor to each Fund for the period and on the terms set forth in this Agreement. The Advisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2. Delivery of Documents. The Trust will furnish the Advisor with copies properly certified or authenticated of each of the following:

         (a) The Trust's Declaration of Trust, as filed with the State of Massachusetts (such Declaration, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration");

         (b) The Trust's By-Laws (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

         (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Advisor and approving this Agreement;

         (d) The Trust' Registration Statement on Form N-1A under the 1940 Act and under the Securities Act of 1933 as amended, (the "1933 Act"), relating to shares of beneficial interest of each Fund (herein called the "Shares") as filed with the Securities and Exchange Commission ("SEC") and all amendments thereto;

         (e) The Funds' Prospectus (such Prospectus, as presently in effect and all amendment and supplements thereto are herein called the "Prospectus").

         The Trust will furnish the Advisor from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing at the same time as such documents are required to be filed with the SEC.

3. Management. Subject to the supervision of the Trust's Board of Trustees, the Advisor will provide a continuous investment program for each Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in each Fund. The Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by each Fund. The Advisor will provide the services under this Agreement in accordance with the Fund's investment objectives, policies and restrictions as stated in the Prospectus. The Advisor further agrees that it:

         (a) Will conform its activities to all applicable Rules and Regulations of the Securities and Exchange Commission and will, in addition, conduct its activities under this Agreement in accordance with regulations or any other Federal or State agencies which may now or in the future have jurisdiction over its activities under this Agreement.

         (b) Will place orders pursuant to its investment determination for each Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Advisor will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the Advisor believes two or more brokers or dealers are comparable in price and execution, the Advisor may prefer: (i) brokers or dealers who provide research advice and other services for each Fund, or who recommend or sell shares of each Fund, and (ii) brokers who are affiliated with the Trust or its Advisor(s), provided, however, that in no instance will portfolio securities be purchased from or sold to the Advisor or any affiliated person of the Advisor in principal transactions;

         (c) Will provide certain executive personnel for the Trust as may be mutually agreed upon from time to time with the Board of Trustees, the salaries and expenses of such personnel to be borne by the Advisor unless otherwise mutually agreed upon; and

         (d) Will provide, at its own cost, all office space, facilities and equipment necessary for the conduct of its advisory activities on behalf of each Fund.

4. Services Not Exclusive. The advisory services furnished by the Advisor hereunder are not to be deemed exclusive, and the Advisor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby provided, however, that without the written consent of the Trustees, the Advisor will not serve as investment Advisor to any other investment company having a similar investment object to that of each Fund.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for the benefit of the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Fund's request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by it pursuant to Rule 31a-1 under the Act that are not maintained by others on behalf of the Trust.

6. Expenses. During the term of this Agreement, the Advisor will pay all expenses incurred by it in connection with its investment advisory services pertaining to each Fund. In the event that there is no distribution plan under Rule 12b-1 of the 1940 Act in effect for a particular Fund, the Advisor will pay, out of the Advisor's resources generated from sources other than fees received from the Trust, the entire cost of the promotion and sale of that Fund's shares.

         Notwithstanding the foregoing, the Trust shall pay the expenses and costs of the following (as they pertain to the Funds):

         (a) Taxes, interest charges and extraordinary expenses;
         (b) Brokerage fees and commissions with regard to portfolio transaction of each Fund;
         (c) Fees and expenses of the custodian of each Fund's portfolio securities;
         (d) Fees and expenses of the Trust's administrator, transfer and dividend disbursing agent and the Trust's fund accounting agent or, if the Trust performs any such services without an agent, the costs of the same;
         (e) Auditing and legal expenses;
         (f) Cost of maintenance of the Trust's existence as a legal entity;
         (g) Compensation of trustees who are not interested persons of the Advisor as that term is defined by law;
         (h) Costs of Trust meetings;
         (i) Federal and State  registration or qualification fees and expenses;
         (j) Costs of setting in type, printing and mailing Prospectuses, reports and notices to existing shareholders;
         (k) The investment advisory fee payable to the Advisor, as provided in paragraph 7 herein; and
         (l) Plan of Distribution expenses, but only in accordance with the Plan of Distribution as approved by the shareholders of each Fund.

         It is understood that the Trust may desire to register each Fund's shares for sale in certain states which impose expense limitations on mutual funds. The Trust agrees that it will register each Fund's shares in such states only with the prior written consent of the Advisor.

7. Compensation. The Trust will pay the Advisor and the Advisor will accept as full compensation an investment advisory fee, based upon the average daily net assets of each Fund, computed at the end of each month and payable within five (5) business days thereafter, based upon the schedule attached hereto as Exhibit A.

8(a) Limitation of Liability. The Advisor shall not be liable for any error of judgment, mistake of law or for any other loss whatsoever suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

8(b) Indemnification of Advisor. Subject to the limitations set forth in this Subsection 8(b), the Trust shall indemnify, defend and hold harmless (from the assets of the Trust or Trusts to which the conduct in question relates) the Advisor against all loss, damage and liability, including reasonable accountants' and counsel fees, incurred by the Advisor in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, related to or resulting from this Agreement or the performance of services hereunder, except with respect to any matter as to which it has been determined that the loss, damage or liability is a direct result of (i) a breach of fiduciary duty with respect to the receipt of compensation for services, or (ii) willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its duties under this Agreement (either and both of the conduct described in clauses (i) and (ii) above being referred to hereinafter as "Disabling Conduct"). A determination that the Advisor is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Advisor was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against the Advisor for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Advisor was not liable by reason of Disabling Conduct by, (a) vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as the quoted phrase is defined in Section 2(a)(19) of the 1940 Act nor parties to the action, suit or other proceeding on the same or similar grounds that is then or has been pending or threatened (such quorum of such Trustees being referred to hereinafter as the "Independent Trustees"), or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by the Advisor (but excluding amounts paid in satisfaction of judgment, in compromise or as fines or penalties), may be paid from time to time by the Fund or Funds to which the conduct in question related in advance of the final disposition of any action, suit or proceeding; provided, that the Advisor shall have undertaken to repay the amounts so paid if it is ultimately determined that indemnification of such expenses is not authorized under this Subsection 8(b) and if (i) the Advisor shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or
         (iii) a majority of the Independent Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Advisor ultimately will be entitled to indemnification hereunder.

         As to any matter disposed of by a compromise payment by the Advisor referred to in this Subsection 8(b), pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (i) by a majority of the Independent Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the
         Independent Trustees pursuant to clause (i) shall not prevent the recovery from the Advisor of any amount paid to the Advisor in accordance with either of such clauses as indemnification of the Advisor is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that the Advisor's action was in or not opposed to the best interests of the Funds or to have been liable to the Funds or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in its conduct under the Agreement.

         The right of indemnification provided by this Subsection 8(b) shall not be exclusive of or affect any of the rights to which the Advisor may be entitled. Nothing contained in this Subsection 8(b) shall affect any rights to indemnification to which Trustees, officers or other personnel of the Trust, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

         The Board of Trustees of the Trust shall take all such action as may be necessary and appropriate to authorize the Trust hereunder to pay the indemnification required by this Subsection 8(b) including, without limitation, to the extent needed, to determine whether the Advisor is entitled to indemnification hereunder and the reasonable amount of any indemnity due it hereunder, or employ independent legal counsel for that purpose.

8(c) The provisions contained in Section 8 shall survive the expiration or other termination of this Agreement, shall be deemed to include and protect the Advisor and its directors, officers, employees and agents and shall inure to the benefit of its/their respective successors, assigns and personal representatives.

9. Duration and Termination. With respect to any new series of the Trust that is advised by the Advisor, this Agreement shall continue in effect for an initial two year period from the date such new series is added to this Agreement, as set forth in Exhibit A, unless sooner terminated as provided herein. Unless terminated as herein provided, this Agreement shall continue in effect, with respect to each Fund (after its initial two year term), for successive periods of one year each, provided such continuance is specifically approved annually:

         a. By the vote of a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party (as that term is defined in the 1940
                  Act), cast in person at a meeting called for the purpose of voting on such approval; and

         b. By vote of either the Board or a majority (as that term is defined in the 1940 Act) of the outstanding voting securities of each Fund.

         Notwithstanding the foregoing, this Agreement may be terminated, with respect to any series, by The Trust or by the Advisor at any time on sixty (60) days' written notice, without the payment of any penalty, provided that termination by The Trust must be authorized either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of each Fund. This Agreement will automatically terminate in the event of its assignment (as that term is defined in the 1940 Act).

10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective as to any Fund until approved by vote of the holders of a majority of that Fund's outstanding voting securities (as defined in the 1940 Act).

11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

12. Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of North Carolina.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



ATTEST:                                       THE NOTTINGHAM INVESTMENT TRUST II

By: __________________________                By: __________________________


Title: _______________________                Title: _______________________





ATTEST:                                       BROWN CAPITAL MANAGEMENT, INC.

By: __________________________                By: __________________________


Title: _______________________                Title: _______________________

                                    EXHIBIT A
                                     to the
                              AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

                   INVESTMENT ADVISOR'S COMPENSATION SCHEDULE


For the services set forth in the AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT, the Investment Advisor shall be compensated monthly, as of the last day of each month, within five business days of the month end, a fee based upon average daily net assets according to the following schedule.


The Brown Capital Management Equity Fund
     Date added to this Agreement - December 10, 1992

                        Net Assets                             Annual Fee
                        ----------                             ----------
              On the first $25 million                           0.65%
              On all assets over 25 million                      0.50%


The Brown Capital Management Balanced Fund
     Date added to this Agreement - December 10, 1992

                        Net Assets                             Annual Fee
                        ----------                             ----------
              On the first $25 million                           0.65%
              On all assets over 25 million                      0.50%


The Brown Capital Management Small Company Fund
     Date added to this Agreement - December 10, 1992

                        Net Assets                             Annual Fee
                        ----------                             ----------
              On all assets                                      1.00%


The Brown Capital Management International Equity Fund
     Date added to this Agreement - Date Fund becomes effective with the SEC

                        Net Assets                             Annual Fee
                        ----------                             ----------
              On the first $100 million                          1.00%
              On all assets over $100 million                    0.75%